Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            First Essex Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


             Delaware                                    04-2943217
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   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)


      71 Main Street, Andover, MA                            01810
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   (Address of principal executive offices)                (Zip Code)


                            First Essex Bancorp, Inc.
                            1997 Stock Incentive Plan
                            -------------------------
                            (Full title of the plan)


                                Leonard A. Wilson
                            First Essex Bancorp, Inc.
                                 71 Main Street
                                Andover, MA 01810
                                 (508) 475-4313
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                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                              Carol H. Pratt, Esq.
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000
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



============================================================================
                         CALCULATION OF REGISTRATION FEE
============================================================================
                                                   Proposed
 Title of                           Proposed        Maximum
Securities           Amount         Maximum        Aggregate     Amount of
  to be              to be       Offering Price    Offering    Registration
Registered         Registered     Per Share(1)      Price(1)        Fee
- ----------------------------------------------------------------------------

Common Stock,        800,000
 $0.10 par value     shares        $16.8125       $13,450,000     $4,076

- ----------------------------------------------------------------------------

(1) Estimated pursuant to Rules 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on August 29, 1997 on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
- -------------------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 000-16143, filed with the Commission on March 28, 1997.

         (b) the Company's Current Report on Form 8-K, File No. 000-16143, filed with the Commission on January 14, 1997, as supplemented by Amendment No. 1 to the Current Report on Form 8-K, filed with the Commission on February 13, 1997, and Amendment No. 2 to the Current Report on Form 8-K, filed with the Commission on February 21, 1997.

         (c) the Company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1997, File No. 000-16143, filed with the Commission on May 15, 1997.

         (d) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities.
- -----------------------------------

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.
- ------------------------------------------------

         The validity of the securities registered hereby is being passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers.
- ---------------------------------------------------

         Section 145 of Delaware General Corporation Law provides that a corporation may indemnify any director or officer made a party to any proceeding against judgments, penalties, fines, settlements and reasonable expenses, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding, and was committed in bad faith or was a result of deliberate dishonesty, (ii) the director actually received an improper personal benefit or (iii) in a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful. A director may not be indemnified in any proceeding charging improper personal benefit, if the director was adjudged to be liable and, in a derivative action, there shall not be indemnification if the director has been adjudged liable to the corporation. A director or officer of a corporation who has been successful in the defense of any proceeding shall be indemnified against reasonable costs incurred in such defense. Indemnification may not be made unless authorized pursuant to a determination that the director has met the requisite standard of conduct.

     Article V of the Company's By-Laws provides that any director, officer or any person serving as a director, officer or agent of another corporation at the request of the Company's Board of Directors (as evidenced by a vote of the Company's Board of Directors) (the "Indemnitee") shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, against all expenses, liability and loss reasonably incurred or suffered by the Indemnitee; provided, however, that, except for actions by such Indemnitee against the Company to enforce the indemnification provision, the Company shall indemnify Indemnitee only if the proceeding for which indemnification is sought was authorized and ratified by the Company's Board of Directors.

         The effect of these provisions would be to permit indemnification by the Company for liabilities arising out of the Securities Act of 1933, as amended.


Item 7.  Exemption from Registration Claimed.
- ---------------------------------------------

         Not applicable.


Item 8.  Exhibits.
- ------------------

          4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on

                  Form S-1, File No. 33-10966, filed with the Securities and Exchange Commission on April 17, 1987).

          4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 28, 1992).

          4.3     First Essex Bancorp, Inc. 1997 Stock Incentive Plan.

          5.1     Opinion of Foley, Hoag & Eliot LLP.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Shatswell, MacLeod & Company, P.C.

         23.3     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

         24.1     Power of Attorney (contained on the signature page).


Item 9.  Undertakings.
- ----------------------

1. The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chatham, Massachusetts, on this 5th day of September, 1997.


                                                 FIRST ESSEX BANCORP, INC.



                                                 By:  /s/ Leonard A. Wilson
                                                     ---------------------------
                                                     Leonard A. Wilson
                                                       President and
                                                       Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Leonard A. Wilson and David W. Dailey, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                             Date

/s/ Leonard A. Wilson            President, Chief Executive          September 5, 1997
- ------------------------           Officer and Director
Leonard A. Wilson                  (Principal Executive
                                   Officer)




/s/ David W. Dailey              Executive Vice President            September 5, 1997
- ------------------------           (Principal Financial
David W. Dailey                    Officer)


/s/ Thomas P. Coursey            Senior Vice President and           September 5, 1997
- ------------------------           Controller (Principal
Thomas P. Coursey                  Accounting Officer)


/s/ Thomas S. Barenboim          Director                            September 5, 1997
- ------------------------
Thomas S. Barenboim


/s/ Augustine J. Fabiani         Director                            September 5, 1997
- ------------------------
Augustine J. Fabiani


/s/ William L. Lane              Director                            September 5, 1997
- ------------------------
William L. Lane


/s/ Frank J. Leone, Jr.          Director                            September 5, 1997
- ------------------------
Frank J. Leone, Jr.

                                 Director
- ------------------------
Robert H. Pangione

/s/ Walter W. Topham             Director                            September 5, 1997
- ------------------------
Walter W. Topham


/s/ Robert H. Watkinson          Director                            September 5, 1997
- ------------------------
Robert H. Watkinson


                                  EXHIBIT INDEX


Exhibit
  No.       Description
- -------     -----------

4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form S-1, File No. 33-10966, filed with the Securities and Exchange Commission on April 17,
            1987).

4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 28, 1992).

4.3         First Essex Bancorp, Inc. 1997 Stock Incentive Plan.

5.1         Opinion of Foley, Hoag & Eliot LLP.

23.1        Consent of Arthur Andersen LLP.

23.2        Consent of Shatswell, MacLeod & Company, P.C.

23.3        Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

24.1        Power of Attorney (contained on the signature page).